Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of Signalife, Inc. of our report dated March 26, 2006 relating to our audit of the financial statements, which appear in the Annual Report on Form 10-KSB of Signalife, Inc. for the year ended December 31, 2005.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

Greenville, South Carolina

November 20, 2006